Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-223553 on Form S-3 and Registration Statement No. 333-225316 on Form S-8 of our reports dated February 24, 2021, relating to the financial statements of QEP Resources, Inc. (the "Company") and the effectiveness of the Company's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Denver, Colorado
February 24, 2021